Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS

            We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and related Prospectus of PriCellular Corporation (the "Company") to be filed on or about January 7, 1997 for the registration of 1,948,052 shares of the Company's Class A Common Stock and to the incorporation by reference therein of our reports dated January 24, 1996 with respect to the consolidated financial statements and schedules of the Company included in its Annual Report on Form 10-K for the year ended December 31, 1995, filed with the Securities and Exchange Commission.

                                               /s/ Ernst & Young LLP
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New York, New York
January 3, 1997